Exhibit 10.10

CONFIDENTIAL SETTLEMENT AGREEMENT AND LICENSE

This Confidential Settlement Agreement and License (the “Agreement”), dated as of March 26, 2016, is made by and among COMARCO, INC. (“CI”), a California corporation, and COMARCO WIRELESS TECHNOLOGIES, INC. (“CWT”), a Delaware corporation, on the one hand (CI and CWT are referred to together as “Comarco”), and TARGUS INTERNATIONAL LLC (“TI”), a Delaware limited liability company, and FT 1, INC. (formerly known as TARGUS GROUP INTERNATIONAL, INC.) (“FT 1” or, where appropriate in context, “TGII”), a Delaware corporation, on the other hand (TI and FT 1 are sometimes referred to together as “Targus”). Comarco and Targus are referred to collectively as the “Parties” and individually as a “Party.”

RECITALS

A.     In 2014, Comarco filed a complaint against TGII in the United States District Court for the Central District of California, entitled Comarco, Inc. et al. v. Targus Group Int’l, Inc., Case No. 8:14-cv-00361 (C.D. Cal. 2014)) (the “Federal Action”). In the Federal Action, Comarco asserted against TGII claims for patent infringement, breach of contract, intentional interference with contract, violation of California Business and Professions Code Section 17200, and misrepresentation - fraudulent concealment.

B.     Later in 2014, after TGII sought ex parte reexamination of certain Comarco patents, and after Comarco then dismissed the Federal Action without prejudice, Comarco filed a Complaint against TGII in the Superior Court of the State of California, County of Orange, entitled Comarco, Inc. et al. v. Targus Group Int’l, Inc., Case No. 30-2014-00726792-CU-CI-CJC (the “State Action”). In the State Action, Comarco asserted against TGII claims for breach of contract, fraudulent concealment, unfair competition, and accounting.

C.     TGII steadfastly denies the allegations contained in both the Federal Action and the State Action and, in the State Action, moved to compel arbitration in accordance with the provisions of a Strategic Product Development and Supply Agreement (the “SPDA”), dated March 16, 2009, between CI and TGII. The court in the State Action granted TGII’s motion and ordered the parties into arbitration.

D.     Thereafter, Comarco filed a Demand for Arbitration (and later an Amended Demand for Arbitration) with JAMS in Orange County, California in a matter entitled Comarco, Inc. et al. v. Targus Group Int’l, Inc., JAMS Case No. 1200049766 (the “Arbitration”). In the Arbitration, Comarco’s Amended Demand for Arbitration asserts claims for breach of contract, breach of the implied covenant of good faith and fair dealing, and accounting. TGII answered Comarco’s Demand and Amended Demand in the Arbitration and steadfastly denies all claims therein.

E.     The Federal Action, the State Action, and the Arbitration are hereinafter referred to together as the “Litigation.”

F.     TGII defaulted on its obligations under its senior term loan credit facility (the “Credit Facility”).

G.     As a result of such default and pursuant to Section 9-610 of the Uniform Commercial Code, the collateral agent under the Credit Facility (the “Collateral Agent”) held a public sale (the “Foreclosure Sale”) of certain assets of TGII and certain of its affiliates that are guarantors under the Credit Facility (such assets, the “Foreclosed Assets”).

H.     The Collateral Agent, on behalf of the lenders under the Credit Facility, submitted the winning bid at the Foreclosure Sale to acquire all of the Foreclosed Assets.

I.     As a result of being the winning bidder at the Foreclosure Sale, the Collateral Agent, on behalf of the lenders under the Credit Facility, acquired all of the Foreclosed Assets on February 3, 2016.

J.     Immediately following the Collateral Agent’s acquisition of the Foreclosed Assets pursuant to the Foreclosure Sale, the Collateral Agent sold and assigned the Foreclosed Assets to TI and certain of its affiliates (such sale, the “Sale Transaction”), with substantially all of the Foreclosed Assets ultimately being assigned to TI.

K.    As a result of the Foreclosure Sale and the Sale Transaction, TI distributes and sells to retailers, consumers, original equipment manufacturers (“OEMs”), and others the products alleged by Comarco in the Litigation to breach the SPDA and utilizes Comarco’s alleged intellectual property, including, without limitation, Comarco patents and patent applications.

L.     In connection with and following the Foreclosure Sale and the Sale Transaction, Comarco has asserted through discussion among Comarco’s counsel and TGII’s counsel that TI may be liable to Comarco as a successor to TGII for one or more claims, including claims asserted by Comarco in the Litigation (the “Successor Allegations”). For its part, TI steadfastly denies any liability to Comarco for the Successor Allegations or otherwise.

M.    The Litigation and the Successor Allegations (including TI’s denial thereof) are collectively referred to as the “Dispute.”

N.     The Parties desire to avoid the uncertainty and further expense of pursuing the Dispute and to resolve the Dispute in a mutually agreeable manner.

THEREFORE, based on the foregoing Recitals, and in consideration of the mutual promises set forth below, the sufficiency of which is hereby acknowledged, the Parties agree to be legally bound as follows.

SECTION I
EFFECTIVE DATE AND PAYMENT

1.1     Effective Date. This Agreement shall become effective and binding on the date on which all of the Parties have received duly executed signature pages for this Agreement from each of the other Parties (such date, the “Effective Date”).

#### Portions of this page have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

1.2     Payment. In exchange for the License set forth in Section II hereof, and in exchange for other consideration set forth in this Agreement, Targus shall pay to CI the sum of $#### (the “Payment”). The Payment shall be made within five (5) business days of the complete execution of this Agreement in the form of a wire transfer in accordance with wire transfer instructions attached hereto as Exhibit A.

SECTION II
LICENSE

2.1     As of the Effective Date, Comarco grants to Targus, including its respective parents, subsidiaries, affiliates, and its successors, assigns, divisions, units, and joint ventures, a nonexclusive, irrevocable, fully-paid-up (except as qualified in Subsection 2.3 with respect to “Extra OEM Products” and Subsection 7.11 with respect to successors or assigns) world-wide license and the ability to sub-license, if necessary (the “License”), to make, have made, assemble, have assembled, use, offer for sale, sell, import, export, offer to distribute, distribute, repair, reconstruct, or maintain the “Licensed Products,” as defined in Exhibit B. It is expressly understood and agreed that Targus may sublicense its rights under this License to vendors, suppliers, and manufacturers or other third parties as may be reasonably necessary to make Licensed Products or any component thereof solely for the benefit of and sale to Targus, and that Targus's distributors, customers, and end users have the right to use, sell, offer for sale, distribute, import, export, offer to distribute, distribute, repair, reconstruct, or maintain Licensed Products.

2.2     Targus may make, have made, assemble, have assembled, use, offer for sale, sell, import, export, offer to distribute, distribute, repair, reconstruct and maintain Licensed Products to and/or for OEMs, as hereafter defined, subject to the terms of Section 2.1 and the following terms. For purposes of this Agreement, OEM shall mean any producer or manufacturer of portable electronic products, such as laptop, notebook, and tablet computers, telephones, and mp3 players, and all such similar devices, that sells such products under its own brand name or names, and shall include by way of example, but not limitation, Apple, Dell, Samsung, Lenovo, Acer, Hewlett Packard, and similar OEMs. Targus may sell to and/or for OEMs up to and including #### units per calendar year (the “Annual OEM Cap”) of Licensed Products. All units of Licensed Products sold up to and including the number of units allowed under the Annual OEM Cap in each calendar year shall be considered within the fully-paid-up License, and no consideration beyond the Payment shall be due for sales of units of Licensed Products up to and including the number of units allowed under the Annual OEM Cap. Targus may sell units of Licensed Products in a calendar year in excess of the OEM Annual Cap and Targus shall remit to CI a royalty (“Additional Royalty”) in the following amounts for units of Licensed Products sold in a calendar year in excess of the OEM Annual Cap (“Extra OEM Products”): (a) $#### for each unit of an OEM Product that constitutes a high-power device (a product #### watts or higher); and (b) $#### for each unit of an OEM Product that constitutes a low-power device (a product less than #### watts). Notwithstanding anything to the contrary contained herein, the obligation to pay any Additional Royalty pursuant to this Agreement shall only exist to the extent that the Extra OEM Products are subject to any patents owned by Comarco and any such obligation shall remain in effect only for the life of any such patents.

2.3     In the event Targus sells Extra OEM Products that are subject to this Agreement, Targus shall pay to CI by no later than March 31 of the following calendar year the Additional Royalty due for sales of units of Extra OEM Products in the preceding calendar year.

2.4     For the avoidance of doubt, the License shall be considered a fully-paid-up, retroactive, and prospective License that is fully paid-up based on the Payment set forth in Section I above, (subject only to the potential for an Additional Royalty as set forth in Section 2.2 above.

2.5     Targus shall maintain accurate, complete records of its sales of Licensed Products to OEMs under this Agreement for the period set forth in Sections 2.1 and 2.2 above. During such period, Targus shall provide Comarco, on an annual basis, with reports detailing unit sales of Licensed Products to OEMs which are subject to the Additional Royalty obligation defined above. Targus shall provide these reports within 45 days following the end of the previous Targus fiscal year.

2.6.     So long as Targus is obligated to pay an Additional Royalty Comarco shall have the right not more than once in any twelve (12) months, upon at least thirty (30) days’ prior notice to Targus, through an independent certified public accountant selected by Comarco subject to Targus’s approval, not to be unreasonably withheld or delayed by Targus, to audit the relevant records of Targus on a confidential basis, at a reasonable place and during normal business hours, to verify any payment and report made by Targus pursuant to Sections 2.3 and 2.5. The auditor shall examine Targus's records only on matters pertinent to the calculation of the unit sales and Additional Royalties, as set forth above. All costs and expenses in connection with such audit shall be borne solely by Comarco, except as provided below. If an audit shows the amount actually paid to CI for any period is less than the amount which should have been paid to CI for that period by greater than ten percent (10%), Targus agrees to pay all reasonable and verified fees associated with such audit.

SECTION III
DISMISSAL OF STATE ACTION AND ARBITRATION

3.1     Within two (2) business days of Comarco’s receipt of the Payment, Comarco and FT 1 shall submit to the court in the State Action and to the arbitration panel in the Arbitration any and all papers necessary to effect a complete and final dismissal with prejudice of the State Action and the Arbitration. Each Party shall bear sole responsibility for any of its attorneys’ fees, expert fees, or any other fees or expenses it has incurred in connection with the Dispute, and neither Comarco nor Targus shall seek any such fees or expenses from each other in connection with the Dispute.

SECTION IV
RELEASE

4.1     General Release of Claims. Except for the rights and obligations created by this Agreement, CI and CWT, on behalf of themselves and their respective past, present and future owners, shareholders, parents, subsidiaries, predecessors, successors, assigns, divisions, units, officers, directors, employees, contractors, agents, attorneys, representatives, heirs, executors, or any other party claiming rights by, through, or under CI or CWT or any Comarco IP (collectively, the “Comarco Releasors”), irrevocably and unconditionally release and discharge (i) TI and FT 1; and (ii) their respective past, present and future owners, shareholders, parents, subsidiaries, successors, assigns, divisions, units, officers, directors, employees, contractors, agents, attorneys, and representatives (collectively, the “Targus Released Parties”), from and against any and all claims, allegations, counterclaims, demands, causes of action, damages, losses, debts, obligations, suits, costs, expenses, fees (including, but not limited to, attorneys’ fees and expert witness fees), and liabilities of any kind whatsoever, upon any legal or equitable theory of any jurisdiction, whether known, unknown, contractual, tortious, common law, statutory, federal, state, local, or otherwise, in the United States and throughout the world, whether known or unknown, which any of the Comarco Releasors has or may have had since the beginning of time, by reason of any matter, cause, or thing whatsoever, including, without limitation, any claims or liabilities arising out of or relating to the Comarco IP, the SPDA, or any facts, events or conduct that was actually alleged, or that may or could have been alleged, in the Dispute including, but not limited to, the infringement of any Comarco IP, the breach of the SPDA, or any liability by reason of any Successor Allegations (“Comarco Released Claims”).

4.2     Waiver of California Civil Code § 1542. Comarco acknowledges that it understands the significance and potential consequences of its release of Comarco Released Claims, including, without limitation, any unknown claims. Comarco intends that the claims released by it under this Agreement be construed as broadly as possible and agrees that it waives and relinquishes all rights and benefits it may have under Section 1542 of the Civil Code of the State of California, or any similar statute or law of any other jurisdiction. Section 1542 reads as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

4.3     Covenant Not to Sue. Comarco Releasors, on behalf of itself and its past, present, and future heirs, executors, successors, assigns, agents and all other persons and entities associated with any of them, covenant that they will not at any time, whether individually or collectively and whether now or in the future, sue, file, assist, or participate in, or cause, assert, or induce any other person or entity to sue, file, assert, or participate in any claim or allegation against (i) TI and/or FT 1; (ii) their respective past, present and future owners, shareholders, parents, subsidiaries, predecessors, successors, assigns, divisions, units, officers, directors, employees, contractors, agents, attorneys, or representatives, heirs or executors; (iii) their respective past, present and future vendors, suppliers, manufacturers, distributors, customers, or end-users; or (iv) any other entity associated in any way with the making, assembling, using, offering for sale, selling, importing, exporting, distribution, repair, reconstruction, and/or maintenance of any products for infringement, breach, misuse, or misappropriation of the Comarco IP, where any of such allegations and/or claims is based on or related to the making, assembly, using, selling, offering for sale, importing, exporting, distribution, repair, reconstruction, and/or maintenance of any products made by or for, sold or offered for sale by Targus or Targus’ customers (“Targus Products”), whether prior to, on, or after the Effective Date of this Agreement. This covenant not to sue does not inure to the benefit of any third parties for their conduct that is unrelated to Targus or unrelated to products made by or for, sold or offered for sale by Targus (“Non-Targus Products”). The Parties agree that this covenant not to sue shall not prevent Comarco from instituting or prosecuting a lawsuit or other action against a third party for making, selling, importing, exporting, or offering for sale Non-Targus Products; provided, however, that Comarco may prosecute a lawsuit or action against such third party if, and only to the extent that, the alleged liability of that third party to Comarco stems from or relates to Non-Targus Products.

SECTION V
CONFIDENTIALITY

5.1     Confidentiality. The Parties shall keep the terms of this Agreement confidential and shall not disclose to any third party, except for their respective attorneys, advisors, and accountants, and additionally on the part of Targus to Targus’ suppliers, vendors, and manufacturers, the terms of this Agreement, until such information becomes known to the public through no fault of the disclosing Party or unless such information is required to be disclosed: (i) by law or court order, (ii) for compliance with an auditor's request for information, (iii) in connection with a merger, sale of all or substantially all the voting stock or assets, or the issuance of securities (in each case solely to a third party that has executed a confidentiality agreement containing substantially similar terms and conditions), (iv) for compliance with governmental or regulatory requirements, (v) for compliance with the disclosure provisions of Subsection 5.2, infra, of this Agreement, or (vi) in furtherance of enforcing this Agreement in the event any of the Parties hereto materially breach this Agreement; provided, however, that in the event that such information is required to be so disclosed, including, without limitation, pursuant to any regulation of any securities exchange, securities trading system or similar regulatory body, the Party that is required to disclose such information shall use its reasonable efforts to obtain confidential treatment of such information pursuant to the applicable rules regarding obtaining confidential treatment.  Such Party shall give the other Party prior written notice of such occurrence and shall incorporate the reasonable comments of the other Party into the request for confidential treatment.. Notwithstanding the foregoing, the Parties may inform any third parties that the Litigation has been settled provided that the Parties do not disclose the other terms of this Agreement to such third parties, except as otherwise permitted by the first sentence in this Subsection 5.1. Furthermore, notwithstanding the forgoing, Targus may also inform its customers, end-users and any other interested persons or entities that the making, assembly, use, offer for sale, sale, importation, exportation, distribution, repair, reconstruction, and maintenance of any products now or hereafter made by or for, sold or offered for sale by Targus, their respective suppliers, vendors, customers, and/or end-users are free from any claim of infringement of the Comarco IP by virtue of a license granted to Targus.

5.2.     Acknowledgment of License. Notwithstanding the foregoing Subsection 5.1, Comarco agrees to sign, in connection with the execution of this Agreement, an Acknowledgment of License in the form attached hereto as Exhibit C (“Acknowledgment”) and further agrees that Targus may provide copies of the Acknowledgment to its respective customers, distributors, suppliers, and any other interested persons or entities.

SECTION VI
REPRESENTATIONS AND WARRANTIES

6.1     Mutual Representations and Warranties. Each Party represents and warrants to the other Party that: (i) it has the authority to enter into this Agreement; (ii) its signatories have been properly authorized to enter into this Agreement and to perform all of the covenants and agreements stated herein; (iii) it has not sold, assigned, transferred, hypothecated, pledged, encumbered, or otherwise disposed of, in whole or in part, voluntarily or involuntarily, any claim, cause of action, counterclaim, liability, damage, loss, debt, demand, obligation, suit, cost, expense, fee, or otherwise that has been released, remised, or discharged pursuant to this Agreement; (iv) this Agreement has been executed freely and voluntarily, without economic compulsion or other duress, and with full knowledge of its legal significance and consequences; and (v) it has entered into the Agreement regardless of and without reliance on any witness or expert testimony generated during the Litigation or documents produced or not produced during the Litigation.

6.2     Representations and Warranties by Comarco to Targus. Comarco represents and warrants that it is the true and sole owner of the Comarco IP. Comarco represents and warrants to Targus that Comarco will not assign, transfer, and/or otherwise convey, whether individually or collectively, any ownership rights or exclusive licenses in, to, or under any of the Comarco IP unless any such assignee, transferee, or the like first agrees in writing that it is bound by and subject to the terms, conditions, and provisions of this Agreement, including, but not limited to, the releases, licenses and covenants granted by Comarco in this Agreement. Comarco agrees to provide Targus with notice of any such assignment, transfer, or conveyance of rights in, to or under any of the Comarco IP within 30 days of such assignment, transfer or conveyance.

SECTION VII
MISCELLANEOUS PROVISIONS

7.1     Denial of Liability. Neither this Agreement nor anything in this Agreement shall be construed as an admission by any Party or by any other person or entity of any fault or any liability to any other Party or to any other person or entity or to the validity, enforceability or infringement of the Comarco IP.

7.2     Integration and Release. This Agreement is the final and complete agreement between Comarco, on the one hand, and Targus, on the other hand, with regard to its subject matter. All prior written and oral negotiations, representations, agreements, and warranties related to or pertaining to this Agreement and the subject matter of this Agreement, are superseded by and merged into this Agreement. Comarco, on the one hand, and Targus, on the other hand, release each other from any separate liability related to such prior negotiations, representations, agreements, and warranties.

7.3     Modification of Agreement. No amendment, alteration, or modification to any of the provisions of this Agreement shall be valid unless made in writing and signed by the Party to be bound.

7.4     Interpretation. The Parties have had the opportunity to negotiate the terms of this Agreement, and no Party shall be deemed the drafter of all or any portion of this Agreement for purposes of interpretation. The terms of this Agreement shall be binding and shall be strictly construed in any proceeding relating or pertaining to this Agreement. Without affecting the obligations of the Parties otherwise expressed, the term "shall" when used in connection with any act or obligation to be undertaken means an affirmative obligation. The term "including" shall mean "including but not limited to." All terms shall be construed in the masculine or feminine and in plural or singular as required by the context in which the term is used.

7.5     Headings. The headings hereof are inserted merely for convenience and shall not be used to construe or modify the terms of this Agreement in any respect.

7.6     Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and, to the extent applicable, the laws of the State of California, without regard to its conflict or choice of law provisions. Any action to enforce this Agreement shall be brought in a federal or state court of competent jurisdiction in the County of Orange, State of California.

7.7     Enforcement; Legal Fees. If any legal proceeding is instituted by any Party to enforce the terms of this Agreement, the prevailing Party shall be entitled to recover reasonable attorneys' fees and costs incurred in connection with such proceeding.

7.8     Severability. If any one or more of the provisions of this Agreement is held to be invalid, illegal, or unenforceable in any respect, the other provisions shall remain in full force and effect. Any provision deemed invalid, illegal, or unenforceable because its scope is considered excessive shall be modified only to the minimum extent necessary to render the provision valid, legal, and enforceable.

7.9     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement and all of which shall be deemed a single instrument.

7.10     No Relationship Between the Parties. This Agreement does not create an employment, partnership, joint venture, or agency relationship between the Parties of any kind or nature, nor does this Agreement create any obligation by Targus to sell any (or any particular quantity of) Licensed Products. No Party shall have any right, power, or authority under this Agreement to act as a legal representative of the other Party, and no Party shall have any power to obligate or bind the other Party or to make any representations, express or implied, on behalf of or in the name of the other Party in any manner or for any purpose whatsoever.

7.11     Successors and Assigns. This Agreement shall bind, and inure to the benefit of, the respective successors, assigns, and successors-in-interest of each of the Parties, provided, however, that any successor or assign of Targus that is an OEM shall agree to pay a royalty on all sales of Licensed Products in accordance with, and subject to, the terms of Section 2.2. All Parties hereby agree that this Agreement shall not terminate, and all parties shall remain bound hereby, upon the occurrence by, against or otherwise with respect to FT 1 or TI of (i) a proceeding seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) an application for the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for FT 1 and/or TI or for a substantial part of either of their property or assets, (iii) a general assignment for the benefit of creditors or (iv) a winding-up, dissolution or liquidation.

7.12     Waiver. The waiver of a breach hereunder may be effected only by a writing signed by the waiving party and shall not constitute, or be held to be, a waiver of any other or subsequent breach or to affect in any way the effectiveness of the provision in question.

7.13     Recitals/Exhibits. All recitals, terms, conditions, and provisions herein, and all exhibits attached hereto and referred to herein are integral parts of this Agreement.

7.14     Notices. Any demand, notice, report, request, or other communication required or permitted to be given under this Agreement shall be in writing and, unless otherwise provided herein, shall be deemed sufficiently given when actually delivered in person (including delivery by commercial services such as messengers) or when mailed by express, registered, or certified mail (postage prepaid) directed as follows:

If addressed to Comarco:	Comarco, Inc. 28202 Cabot Road Suite 300 Laguna Niguel, CA 92677 Attn: Tom Lanni Email: ****@****.com
with a copy to:	Julander, Brown & Bollard 9110 Irvine Center Drive Irvine, CA 92618 Attn: William Bollard Email: ****@****.com fax: ***-***-****
If addressed to TI:	Targus International LLC 1211 N. Miller St. Anaheim, CA 92806 Attn: General Counsel Email: ****@****.com fax: (***) ***-****
with a copy to:	Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, NY 10038-4982 Attn: Curt C. Mechling Attn: Jayme T. Goldstein Fax: (***) ***-****
If addressed to FT 1:	Chapman and Cutler LLP Attn: Larry Halpin Attn: Marina Zelinsky 1270 Avenue of the Americas New York, NY 10020 Fax: (***) ***-****

or to such other names and addresses as may be specified from time to time in a written notice given by such party in accordance with this Subsection 7.14.

7.15     Advice of Legal Counsel. Each Party has had the opportunity to obtain the advice of legal, accounting, and other professional advisers regarding the language in this Agreement. No Party has relied on legal counsel for another Party, and no legal counsel or other adviser for a Party shall have any duty or obligation to another Party. Each Party has read and understands this Agreement and is executing this Agreement as the Party's free act and without duress. Each Party agrees that it shall bear its own attorneys’ fees and costs incurred in connection with the Dispute and the negotiation and documentation of this Agreement.

IN WITNESS WHEREOF, THE PARTIES THROUGH THEIR AUTHORIZED REPRESENTATIVES HAVE DULY EXECUTED THIS AGREEMENT AS OF THE DATES SET FORTH BELOW.

FT 1, Inc.

By:	/s/ John Brecker
Its:	President

Date:	March 26, 2016

Targus International LLC

By:	/s/ Mikel Williams
Its:	President & CEO

Date:	March 26, 2016

Comarco, Inc.

By:	/s/ Thomas W. Lanni
Its:	President & CEO

Date:	March 26, 2016

Comarco Wireless Technologies, Inc.

By:	/s/ Thomas W. Lanni
Its:	President & CEO

Date:	March 26, 2016

Exhibit A
WIRE TRANSFER INSTRUCTIONS

Destination Account Holder: Julander, Brown, Bollard & Chapman

9110 Irvine Center Drive

Irvine, California 92618

(***) ***-****

(***) ***-**** FAX

Destination ABA or Routing No.: *********

Swift Code: ********

Destination Account: Julander, Brown & Bollard, Client Trust Account,

Account Number ************

Destination Bank Address:

***** ******** ****

***** ***** ****** *******

******* *****, ** *****

Exhibit b
LICENSED PRODUCTS

Licensed Products means and is defined as power adapters or power supplies incorporating any invention, patent, patent application (including power supplies or power adapters that are subject to United States Patents Nos. 7,999,412, 8,213,204, and 9,153,960, including any continuation, continuation-in-part, or divisional patent applications), technical information, specifications, designs, drawings, data, processes, formulae, know how, trade secrets, and other intellectual properties owned or licensed by Comarco, as of the Effective Date. Notwithstanding anything to the contrary contained herein, Licensed Products shall include any power adapter or power supply covered by any continuation, continuation-in-part, or divisional patent applications associated with United Patents Nos. 7,999,412, 8,213,204, and 9,153,960, regardless of whether such continuation, continuation-in-part, or divisional patent application is filed before or after the Effective Date.

Although incorporated into the above definition, Comarco IP shall expressly include any intellectual property it asserted in the Litigation, including but not limited to power adapters and power supplies with:

1.

Interchangeable tips that enable charging of a Dell or HP laptop or netbook computer, any tip that provides a data signal to an electronic device, or any tip that has a memory containing information that is read by an electronic device;

2.	The ability to simultaneously charge multiple devices, one of which is a laptop or netbook computer; or

3.

Power adapters having a DC input converter, including but not limited to a cigarette lighter adapter, and an AC input converter, including but not limited to a common household power plug, with one or more DC output converters.

Exhibit C
ACKNOWLEDGMENT OF LICENSE

Each of the undersigned owners of various intellectual property (the “Comarco IP”) hereby acknowledges that they have granted a license to FT 1, Inc., formerly known as Targus Group International, Inc., and Targus International LLC, Inc. (individually or collectively, “Targus”) as follows:

Targus, including its respective parents, subsidiaries, affiliates, and its successors, assigns, divisions, units, and joint ventures, a nonexclusive, irrevocable, fully-paid-up (except as qualified with respect to “Extra OEM Products” and to successors or assigns) world-wide license and the ability to sub-license, if necessary (the “License”), to make, have made, assemble, have assembled, use, offer for sale, sell, import, export, offer to distribute, distribute, repair, reconstruct, or maintain the “Licensed Products” as defined in the License. This License also provides that Targus may sublicense its rights to vendors, suppliers, and manufacturers or other third parties as may be reasonably necessary to make Licensed Products or any component thereof solely for the benefit of and sale to Targus, and that Targus's distributors, customers, and end users have the right to use, sell, offer for sale, distribute, import, export, offer to distribute, distribute, repair, reconstruct, or maintain Licensed Products.

Comarco, Inc.

By:	/s/ Thomas W. Lanni
Its:	President & CEO

Date:	March 26, 2016

Comarco Wireless Technologies, Inc.

By:	/s/ Thomas W. Lanni
Its:	President & CEO

Date:	March 26, 2016